QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
125 West 55th Street
New York, NY 10019

        We hereby consent to the use of our name in the Registration Statement on Form S-1 (File No. 333-103620) of AXIS Capital Holdings Limited. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,
/s/ LEBOEUF, LAMB, GREENE & MACRAE, L.L.P. LeBoeuf, Lamb, Greene & MacRae, L.L.P.
New York, NY May 16, 2003

QuickLinks

  Exhibit 23.4